LifeVantage Announces Financial Results for the
First Quarter of Fiscal 2018

Initiated commercial testing and training of new ecommerce business model developed for entry into China
Launched two new products: Omega+ and Vitality Stack
Launched beta test of new LifeVantage technology platform
Accelerated deployment of Red Carpet program
Maintains fiscal 2018 guidance

Salt Lake City, UT, November 8, 2017, LifeVantage Corporation (Nasdaq: LFVN) today reported financial results for its first quarter ended September 30, 2017.

First Quarter Fiscal 2018 Summary:

•
Revenue decreased 3.0% sequentially to $49.1 million when compared to $50.6 million in the fourth quarter of fiscal 2017 and decreased 10.5% when compared to $54.9 million in the first quarter of fiscal 2017;

•
Revenue in the Americas decreased 6.6% while revenue in Asia/Pacific & Europe increased 8.7%, including a 7.0% increase in Japan, each when compared sequentially to the fourth quarter of fiscal 2017. On a year over year basis, revenue in the Americas decreased 9.9% and revenue in Asia/Pacific & Europe decreased 12.2%. However, revenue in Japan increased 2.3% year over year;

•	Active independent distributors and active preferred customers decreased 1.6% and 2.7%, respectively, when compared to the fourth quarter of fiscal 2017;

•
Adjusted EBITDA decreased $0.6 million to $2.7 million when compared to $3.3 million in the fourth quarter of fiscal 2017 and decreased $1.6 million when compared to $4.3 million in the comparable period of fiscal 2017;

•	Earnings per diluted share were $0.06, compared to $0.01 in the fourth quarter of fiscal 2017 and $0.08 in the first quarter of fiscal 2017; and

•	Adjusted earnings per diluted share were $0.07, compared to $0.04 in the fourth quarter of fiscal 2017 and $0.13 in the first quarter of fiscal 2017.
“We generated strong sequential earnings per share growth during the first quarter when compared to the fourth quarter and believe we are on track to achieve our guidance for the full year,” stated LifeVantage President and Chief Executive Officer Darren Jensen. “I remain excited about the work we are doing to transform our business and engaging with our global distributor force and customers regarding our key initiatives. We have already made good progress on several of our 2018 initiatives, each of which is focused on accelerating our global growth and further developing our biohacking culture.”
First Quarter Fiscal 2018 Results
For the first fiscal quarter ended September 30, 2017, the Company reported revenue of $49.1 million, a decrease of 3.0% as compared to $50.6 million in the fourth quarter of fiscal 2017 and a decrease of 10.5% as compared to $54.9 million in the first quarter of fiscal 2017. Revenue in the Americas for the first quarter decreased 6.6% compared to the fourth quarter of fiscal 2017 and 9.9% compared to the first quarter of fiscal 2017. Revenue in the Asia/Pacific & Europe region increased 8.7% compared to the fourth quarter of fiscal 2017 and decreased 12.2% compared to the first quarter of fiscal 2017. However, revenue in Japan increased by 7.0% compared to the fourth quarter of fiscal 2017 and increased 2.3% compared to the first quarter of fiscal 2017. Revenue for the first fiscal quarter ended September 30, 2017, was negatively impacted $0.7 million, or 1.4%, by foreign currency fluctuations associated with revenue generated in several international markets when compared to the first quarter of fiscal 2017.
Gross profit for the first quarter of fiscal 2018 was $40.4 million, or 82.2% of revenue, compared to $46.1 million, or 83.9% of revenue, for the same period in fiscal 2017. Commissions and incentives expense for the first quarter of fiscal 2018 was $23.4 million, or 47.6% of revenue, compared to $26.3 million, or 47.9% of revenue, for the same period in fiscal 2017. Selling, general and administrative expense (SG&A) for the first quarter of fiscal 2018 was $15.6 million, or 31.7% of revenue, compared to $17.8 million, or 32.4% of revenue, in the comparable period of fiscal 2017.
Operating income for the first quarter of fiscal 2018 was $1.4 million, compared to $2.0 million for the first quarter of fiscal 2017. Operating income during the first quarter of fiscal 2018 included approximately $0.2 million for expenses associated with class-action lawsuits, $0.1 million for expenses associated with non-recurring legal and accounting expenses and approximately $44,000 for expenses associated with executive recruiting fees. Adjusted EBITDA was $2.7 million for the first quarter of fiscal 2018, compared to $4.3 million for the comparable period in fiscal 2017.
Net income for the first quarter of fiscal 2018 was $0.8 million, or $0.06 per diluted share. This compares to net income for the first quarter of fiscal 2017 of $1.2 million, or $0.08 per diluted share. Adjusted for recruiting and transition expenses of $44,000, class-action lawsuit expense of $0.2 million and $0.1 million for expenses associated with non-recurring legal and accounting expenses, net of $0.1 million of tax impacts of these adjustments, adjusted Non-GAAP net income was $1.0 million for the first quarter of fiscal 2018, or $0.07 per diluted share; compared to $1.9 million, or $0.13 per diluted share for the comparable period of fiscal 2017. Non-GAAP adjustments to net income during the first quarter of fiscal 2017 included costs associated with the audit committee's independent review of $1.0 million, net of $0.3 million of tax impacts for this adjustment.
Balance Sheet & Liquidity
The Company generated $2.5 million of cash from operations during the first quarter of fiscal 2018 compared to $2.9 million in the comparable period of fiscal 2017. The year-over-year decrease in cash provided by operations during the first quarter of fiscal 2018 primarily relates to a decrease in net income and increases in certain working capital asset accounts, partially offset by increases in income tax payable and other long-term liabilities. The Company's cash and cash equivalents at September 30, 2017 were $12.3 million, an increase of $0.8 million when compared to $11.5 million at June 30, 2017. Total debt at September 30, 2017 was $6.9 million compared to $7.4 million at June 30, 2017.
Fiscal Year 2018 Guidance
The Company continues to expect to generate revenue in the range of $206 million to $212 million in fiscal year 2018 and anticipates non-GAAP diluted earnings per share in the range of $0.40 to $0.50. The Company's adjusted non-GAAP earnings per diluted share guidance excludes any non-operating or non-recurring expenses that may materialize during fiscal 2018. The Company is not providing GAAP earnings per diluted share guidance for fiscal 2018 due to the potential occurrence of one or more non-operating, one-time expenses, which the Company does not believe it can reliably predict.

Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. MST (4:30 p.m. EST). Investors interested in participating in the live call can dial (800) 334-0872 from the U.S. International callers can dial (719) 785-1753. A telephone replay will be available approximately two hours after the call concludes and will be available through Wednesday, November 15, 2017, by dialing (844) 512-2921 from the U.S. and entering confirmation code 7273705, or (412) 317-6671 from international locations, and entering confirmation code 7273705.
There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at http://investor.lifevantage.com/events.cfm. The webcast will be archived for approximately 30 days.
About LifeVantage Corporation
LifeVantage Corporation is a science-based health, wellness and anti-aging company dedicated to helping people transform themselves internally and externally at a cellular level. Its scientifically-validated product lines include Protandim® Nrf2 and NRF1 Synergizers, TrueScience® Anti-Aging Skin Care Regimen, Petandim® for Dogs, AXIO® Smart Energy and the PhysIQ™ Smart Weight Management System. LifeVantage was founded in 2003 and is headquartered in Salt Lake City, Utah. For more information, visit www.lifevantage.com
Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe", "hopes", "intends", "estimates", "expects", "projects", "plans", "anticipates", "look forward to", "goal", “may be”, and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding the effectiveness of our policies and procedures, future growth and expected financial performance. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
About Non-GAAP Financial Measures
We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period and Non-GAAP Earnings per Share as Non-GAAP Net Income divided by weighted-average shares outstanding.
We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The tables set forth below present Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.

Investor Relations Contacts:

Scott Van Winkle
Managing Director, ICR
(617) 956-6736
scott.vanwinkle@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except per share data)	September 30, 2017	June 30, 2017
ASSETS
Current assets
Cash and cash equivalents	$12,288	$11,458
Accounts receivable	1,661	1,334
Income tax receivable	472	913
Inventory, net	15,360	16,575
Prepaid expenses and deposits	4,253	5,266
Total current assets	34,034	35,546

Property and equipment, net	3,990	3,127
Intangible assets, net	1,214	1,247
Long-term deferred income tax asset	4,210	4,087
Other long-term assets	1,345	1,242
TOTAL ASSETS	$44,793	$45,249

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$3,154	$4,850
Commissions payable	6,334	6,837
Income tax payable	175	215
Other accrued expenses	10,471	9,453
Current portion of long-term debt	2,000	2,000
Total current liabilities	22,134	23,355

Long-term debt
Principal amount	5,000	5,500
Less: unamortized discount and deferred offering costs	(52)	(60)
Long-term debt, net of unamortized discount and deferred offering costs	4,948	5,440
Other long-term liabilities	1,939	1,927
Total liabilities	29,021	30,722
Commitments and contingencies
Stockholders' equity
Preferred stock — par value $0.001 per share, 50,000 shares authorized, no shares issued or outstanding	—	—
Common stock — par value $0.001 per share, 250,000 shares authorized and 14,228 and 14,232 issued and outstanding as of September 30, 2017 and June 30, 2017, respectively	14	14
Additional paid-in capital	122,007	121,599
Accumulated deficit	(106,175)	(106,992)
Accumulated other comprehensive loss	(74)	(94)
Total stockholders’ equity	15,772	14,527
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$44,793	$45,249

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)

	Three Months Ended September 30,
	2017	2016
(In thousands, except per share data)
Revenue, net	$49,127	$54,894
Cost of sales	8,739	8,832
Gross profit	40,388	46,062

Operating expenses:
Commissions and incentives	23,409	26,296
Selling, general and administrative	15,581	17,780
Total operating expenses	38,990	44,076
Operating income	1,398	1,986

Other expense:
Interest expense	(162)	(137)
Other income (expense), net	22	(171)
Total other expense	(140)	(308)
Income before income taxes	1,258	1,678
Income tax expense	(441)	(498)
Net income	$817	$1,180
Net income per share:
Basic	$0.06	$0.09
Diluted	$0.06	$0.08
Weighted-average shares outstanding:
Basic	13,963	13,820
Diluted	14,080	14,466

Other comprehensive income, net of tax:
Foreign currency translation adjustment	20	91
Other comprehensive income, net of tax	20	91
Comprehensive income	$837	$1,271

LIFEVANTAGE CORPORATION AND SUBSIDIARIES

	Revenue by Region
	(unaudited)

	Three Months Ended September 30,
	2017		2016
(In thousands)
Americas	$36,163	74%	$40,135	73%
Asia/Pacific & Europe	12,964	26%	14,759	27%
Total	$49,127	100%	$54,894	100%

	Active Independent Distributors (1)
	(unaudited)

	As of September 30,
	2017		2016
Americas	45,000	71%	48,000	71%
Asia/Pacific & Europe	18,000	29%	20,000	29%
Total	63,000	100%	68,000	100%

	Active Preferred Customers (2)
	(unaudited)

	As of September 30,
	2017		2016
Americas	87,000	80%	91,000	80%
Asia/Pacific & Europe	22,000	20%	23,000	20%
Total	109,000	100%	114,000	100%

(1) Active Independent Distributors have purchased product in the prior three months for retail or personal consumption.
(2) Active Preferred Customers have purchased product in the prior three months for personal consumption only.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,
	2017	2016
(In thousands)
GAAP Net income	$817	$1,180
Interest Expense	162	137
Provision for income taxes	441	498
Depreciation and amortization	350	412
Non-GAAP EBITDA:	1,770	2,227
Adjustments:
Stock compensation expense	623	939
Other (income) expense, net	(22)	171
Other adjustments(1)	291	1,011
Total adjustments	892	2,121
Non-GAAP Adjusted EBITDA	$2,662	$4,348

(1) Other adjustments for the three months ended September 30, 2017 include approximately $0.2 million for expenses associated with class-action lawsuits, $0.1 million for expenses associated with non-recurring legal and accounting expenses and $44,000 for expenses associated executive recruiting fees. Other adjustments for the three months ended September 30, 2016 include approximately $1.0 million for costs associated with the audit committee independent review.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS
(Unaudited)

	Three Months Ended September 30,
	2017	2016
(In thousands)
GAAP Net income	$817	$1,180
Adjustments:
Executive team recruiting and transition expenses	44	—
Audit committee independent review expenses	—	1,011
Class-action lawsuit expenses	196	—
Other nonrecurring legal and accounting expenses	51	—
Tax impact of adjustments	(102)	(300)
Total adjustments, net of tax	189	711
Non-GAAP Net income:	$1,006	$1,891

	Three Months Ended September 30,
	2017	2016
Diluted earnings per share, as reported	$0.06	$0.08
Total adjustments, net of tax	0.01	0.05
Diluted earnings per share, as adjusted	$0.07	$0.13